SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 1999

                              DISCOVERY ZONE, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                       0-21854                     65-0408845
  (State or other                 (Commission                 (I.R.S. Employer
    jurisdiction                  File Number)               Identification No.)
 of incorporation)

         565 Taxter Road, Fifth Floor,
              Elmsford, New York                                10523
       (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code: 914-345-4500



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                      INFORMATION TO BE INCLUDED IN REPORT

Item 1.        Changes in Control of Registrant

               Not Applicable.

Item 2.        Acquisition or Disposition of Assets

               Not Applicable.

Item 3.        Bankruptcy or Receivership

               Not Applicable.

Item 4.        Changes in Registrant's Certifying Accountant

               Not Applicable.

Item 5.        Other Events

               On February 8, 1999, Discovery Zone, Inc. (the "Company") entered into an agreement with Ladenburg Thalmann & Co. Inc. ("Ladenburg") pursuant to which Ladenburg will assist the Company in raising additional capital and exploring strategic alternatives, including investment by a strategic partner or other investor, which may result in the sale of the Company by means of a merger, joint venture, business combination, sale of assets or other similar transaction. The Company's engagement of Ladenburg's services will end one year after the date of the agreement unless extended by the parties.

Item 6.        Resignation of Registrant's Directors

               Not Applicable.

Item 7.        Financial Statements and Exhibits

               Not Applicable.

Item 8.        Change in Fiscal Year

               Not Applicable.

Item 9.        Sales of Equity Securities Pursuant to Regulation S

               Not Applicable.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   February 16, 1999             DISCOVERY ZONE, INC.


                                      By:    /s/ Chet Obieleski
                                          --------------------------------------
                                          Chet Obieleski
                                          President and Chief Executive Officer